Exhibit 4.27

TWENTY-FIFTH SUPPLEMENTAL INDENTURE

between

WESTPAC BANKING CORPORATION

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of November 9, 2018

TWENTY-FIFTH SUPPLEMENTAL INDENTURE

TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of November 9, 2018 (the “Twenty-Fifth Supplemental Indenture”), between WESTPAC BANKING CORPORATION (ABN 33 007 457 141), a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and The Chase Manhattan Bank are parties to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), relating to the issuance from time to time by the Company of Securities in one or more series as therein provided;

WHEREAS, the Trustee has succeeded The Chase Manhattan Bank as trustee under the Base Indenture;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of August 27, 2009 (the “First Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of August 14, 2012 (the “Fifth Supplemental Indenture”) and the Seventeenth Supplemental Indenture, dated as of November 9, 2016 (the “Seventeenth Supplemental Indenture”), among other things, to supplement and amend certain provisions of the Base Indenture (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Fifth Supplemental Indenture and the Seventeenth Supplemental Indenture is referred to herein as the “Amended Base Indenture” and the Amended Base Indenture as further supplemented and amended by this Twenty-Fifth Supplemental Indenture, is referred to herein as the “Indenture”);

WHEREAS, Section 8.1(5) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to change or eliminate any of the provisions of the Amended Base Indenture, provided that any such change or elimination shall become effective only with respect to any series of Securities which has not been issued as of the execution of such supplemental indenture or when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

WHEREAS, the Company deems to advisable to enter into this Twenty-Fifth Supplemental Indenture for the purposes of amending and supplementing certain provisions of the Amended Base Indenture; and

WHEREAS, all conditions and requirements of the Amended Base Indenture necessary to make this Twenty-Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             General Definitions.  For purposes of this Twenty-Fifth Supplemental Indenture:

(a)                                 Capitalized terms used herein without definition shall have the meanings specified in the Amended Base Indenture;

(b)                                 All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Amended Base Indenture; and

(c)                                  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Twenty-Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

AMENDMENTS TO AMENDED BASE INDENTURE

Section 2.01                             Amendment to Section 8.1.  Section 8.1 of the Amended Base Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities (with such changes herein and therein as may be necessary or advisable to reflect such Person’s legal status, if such Person is not a corporation); or

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants, for which a grace period may be provided, are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act or otherwise; or

(3)                                 to add any additional Events of Default with respect to all or any series of Securities; or

(4)                                 to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Bearer Securities (including, without limitation, to provide that Bearer Securities may be registrable as to principal only) or to facilitate or provide for the issuance of Securities in global form in addition to or in place of Securities in certificated form; or

(5)                                 to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only with respect to any series of Securities which has not been issued as of the execution of such supplemental indenture or when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)                                 to secure the Securities; or

(7)                                 to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8)                                 to provide for the delivery of indentures supplemental hereto or the Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by pdf or email; or

(9)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI; or

(10)                          if allowed without penalty under applicable laws and regulations, to permit payment in the United States (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on Bearer Securities or coupons, if any; or

(11)                          to maintain qualification of this Indenture under the Trust Indenture Act; or

(12)                          to correct or supplement any provision herein which may be inconsistent with any other provision herein or to cure any ambiguity or omission or to correct any mistake, provided such action shall not adversely affect the interests of the Holders of Securities of any series; or

(13)                          to make any change that does not materially adversely affect the rights of any Holder of Securities, provided that any change to the terms of the Indenture or to a series of Securities made solely to conform to the description of such series of Securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of Securities shall be deemed to not materially adversely affect the rights of the Holder of Securities of such series; or

(14)                          to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series.

The Company has undertaken with the Australian Prudential Regulation Authority that it will not consent to the amendment of Section 5.1 or Article X hereof or a change in the Stated Maturity of the principal of the Securities of any series without the prior approval of the Australian Prudential Regulation Authority.”

ARTICLE III
MISCELLANEOUS

Section 3.01                             Integral Part; Effect of Supplement on Indenture.  This Twenty-Fifth Supplemental Indenture constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Twenty-Fifth Supplemental Indenture, the Amended Base Indenture shall remain in full force and effect as executed.

Section 3.02                             Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Twenty-Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.03                             Trustee Not Responsible for Recitals.  The recitals in this Twenty-Fifth Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or adequacy of this Twenty-Fifth Supplemental Indenture.

Section 3.04                             Counterparts.  This Twenty-Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

Section 3.05                             Separability.  In case any provision of this Twenty-Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06                             Governing Law.  This Twenty-Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Twenty-Fifth Supplemental Indenture as of the date first above written.

WESTPAC BANKING CORPORATION

By:	/s/ SEAN CRELLIN
	Name:	Sean Crellin
	Title:	Director — Corporate, Legal and Secretariat

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Lawrence J. O’Brien
	Name:	Lawrence J. O’Brien
	Title:	Vice President